Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-526-3107 britt.zarling@fiserv.com	Investor Relations: Shub Mukherjee Investor Relations Fiserv, Inc. 212-266-3565 shub.mukherjee@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2022 Results
GAAP revenue growth of 10% and organic revenue growth of 11%;
GAAP EPS increased 127% and adjusted EPS increased 20%;
Full year 2022 guidance affirmed

BROOKFIELD, Wis., April 27, 2022 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2022.
First Quarter 2022 GAAP Results
GAAP revenue for the company grew 10% to $4.14 billion in the first quarter of 2022 compared to the prior year period, with 18% growth in the Acceptance segment, 6% growth in the Fintech segment and 4% growth in the Payments segment.
GAAP earnings per share was $1.02 in the first quarter of 2022, an increase of 127% compared to the prior year period. GAAP operating margin was 20.5% in the first quarter of 2022, compared to 12.6% in the prior year period. The first quarter of 2022 includes a $147 million pre-tax gain from the previously disclosed sale of certain merchant contracts from a merchant alliance joint venture. Net cash provided by operating activities was $815 million in the first quarter of 2022 compared to $952 million in the prior year period.
"We had a strong start to the year as we posted double-digit organic revenue and adjusted earnings per share growth, both above the outlook range we provided for the year." said Frank Bisignano, President and Chief Executive Officer of Fiserv. "We delivered these results while continuing our strategy of investing in innovation for growth."
First Quarter 2022 Non-GAAP Results and Additional Information
•Adjusted revenue increased 10% to $3.91 billion in the first quarter of 2022 compared to the prior year period.
•Organic revenue growth was 11% in the first quarter of 2022, led by 20% growth in the Acceptance segment, 6% growth in the Fintech segment and 5% growth in the Payments segment.

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•Adjusted earnings per share increased 20% to $1.40 in the first quarter of 2022 compared to the prior year period.
•Adjusted operating margin increased 60 basis points to 32.0% in the first quarter of 2022 compared to the prior year period.
•Free cash flow was $603 million in the first quarter of 2022 compared to $821 million in the prior year period.
•The company repurchased 5.1 million shares of common stock for $500 million in the first quarter of 2022.
•In March 2022, Fiserv was named among the World's Most Innovative Companies by Fast Company for the second consecutive year.
•In April 2022, the company completed its previously announced acquisition of Finxact, Inc., a developer of cloud-native banking solutions powering digital transformation throughout the financial services sector.
Outlook for 2022
Fiserv continues to expect organic revenue growth of 7% to 9% and adjusted earnings per share in a range of $6.40 to $6.55, representing growth of 15% to 17%, for 2022.

"We remain confident in our 2022 outlook in spite of challenging macroeconomic factors that create some uncertainty." said Bisignano. "We believe the resilience of our business, the strength and breadth of our assets and our robust pipeline of innovation provide the tools to deliver value in any environment."
Earnings Conference Call
The company will discuss its first quarter 2022 results in a live webcast at 7 AM CT on Wednesday, April 27, 2022. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index, the FORTUNE® 500, and has been recognized as one of FORTUNE World's Most Admired Companies® for 11 of the past 14 years and named among the World's Most Innovative Companies by Fast Company for two consecutive years. Visit fiserv.com and follow on social media for more information and the latest company news.

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Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles ("GAAP"), such as revenue, operating income, operating margin, net income attributable to Fiserv, earnings per share and net cash provided by operating activities, with "adjusted revenue," "organic revenue," "organic revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share," "adjusted earnings per share growth," and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 14 for additional information regarding the company's forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; restructuring costs; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; certain discrete tax benefits and expenses; and non-cash deferred revenue adjustments arising from acquisitions. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital

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decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which may continue to be amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic, including how quickly the global economy recovers from the impact of the pandemic; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, supply chain, operations and sales; the company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the success of the company's merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs

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of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Processing and services	$3,364	$3,054
Product	774	701
Total revenue	4,138	3,755

Expenses
Cost of processing and services	1,436	1,397
Cost of product	536	510
Selling, general and administrative	1,467	1,373
Gain on sale of assets	(147)	—
Total expenses	3,292	3,280

Operating income	846	475
Interest expense, net	(168)	(176)
Other (expense) income	(4)	21

Income before income taxes and income from investments in unconsolidated affiliates	674	320
Income tax provision	(98)	(18)
Income from investments in unconsolidated affiliates	106	16

Net income	682	318
Less: net income attributable to noncontrolling interests	13	14

Net income attributable to Fiserv	$669	$304

GAAP earnings per share attributable to Fiserv - diluted	$1.02	$0.45

Diluted shares used in computing earnings per share attributable to Fiserv	657.2	679.9

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2022	2021

GAAP net income attributable to Fiserv	$669	$304
Adjustments:
Merger and integration costs [1]	22	125
Severance costs [2]	52	10
Amortization of acquisition-related intangible assets [3]	475	506
Non wholly-owned entity activities [4]	(56)	—
Gain on sale of assets [5]	(147)	—
Tax impact of adjustments [6]	(94)	(148)
Adjusted net income	$921	$797

GAAP earnings per share attributable to Fiserv	$1.02	$0.45
Adjustments - net of income taxes:
Merger and integration costs [1]	0.03	0.14
Severance costs [2]	0.06	0.01
Amortization of acquisition-related intangible assets [3]	0.57	0.57
Non wholly-owned entity activities [4]	(0.07)	—
Gain on sale of assets [5]	(0.21)	—
Adjusted earnings per share	$1.40	$1.17

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with various acquisitions, including those related to the First Data acquisition. Merger and integration costs in the first quarter of 2022 includes $10 million of share-based compensation attributable to various acquisitions. First Data integration costs in the first quarter of 2021 primarily include $52 million of third-party professional service fees associated with integration activities; $18 million of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; and $45 million of other integration-related compensation costs.
2Represents severance costs associated with the achievement of expense management initiatives which, in the prior year period, included costs related to the First Data acquisition.
3Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 13 for an analysis of the company's amortization expense.
4Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment in the first quarters of 2022 and 2021 also includes net gains totaling $91 million and $40 million, respectively, primarily related to certain equity investment transactions.
5Represents a gain associated with the sale of certain merchant contracts in conjunction with the mutual termination of one of the company's merchant alliance joint ventures.
6The tax impact of adjustments is calculated using a tax rate of 21% and 23% in the first quarters of 2022 and 2021, respectively, which approximates the company's anticipated annual effective tax rates, except for the $9 million actual tax effect on the gain on sale of assets in the first quarter of 2022.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Total Company
Revenue	$4,138	$3,755
Adjustments:
Output Solutions postage reimbursements	(239)	(205)
Deferred revenue purchase accounting adjustments	7	7
Adjusted revenue	$3,906	$3,557

Operating income	$846	$475
Adjustments:
Merger and integration costs [1]	22	125
Severance costs	52	10
Amortization of acquisition-related intangible assets	475	506
Gain on sale of assets	(147)	—
Adjusted operating income	$1,248	$1,116

Operating margin	20.5%	12.6%
Adjusted operating margin	32.0%	31.4%

Merchant Acceptance ("Acceptance") [2]
Revenue	$1,653	$1,397

Operating income	$470	$387

Operating margin	28.4%	27.7%

Financial Technology ("Fintech") [2]
Revenue	$778	$736

Operating income	$275	$246

Operating margin	35.4%	33.4%

Payments and Network ("Payments")
Revenue	$1,462	$1,405
Adjustments:
Deferred revenue purchase accounting adjustments	7	7
Adjusted revenue	$1,469	$1,412

Operating income	$618	$578
Adjustments:
Deferred revenue purchase accounting adjustments	7	7
Adjusted operating income	$625	$585

Operating margin	42.3%	41.1%
Adjusted operating margin	42.5%	41.4%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Corporate and Other
Revenue	$245	$217
Adjustments:
Output Solutions postage reimbursements	(239)	(205)
Adjusted revenue	$6	$12

Operating loss	$(517)	$(736)
Adjustments:
Merger and integration costs	15	118
Severance costs	52	10
Amortization of acquisition-related intangible assets	475	506
Gain on sale of assets	(147)	—
Adjusted operating loss	$(122)	$(102)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Includes the deferred revenue purchase accounting adjustments in the Payments segment.
2For all periods presented in the Acceptance and Fintech segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows [1]
(In millions, unaudited)
	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$682	$318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	313	276
Amortization of acquisition-related intangible assets	486	521
Amortization of financing costs and debt discounts	11	13
Share-based compensation	61	66
Deferred income taxes	(183)	(70)
Gain on sale of assets	(147)	—
Income from investments in unconsolidated affiliates	(106)	(16)
Distributions from unconsolidated affiliates	19	3
Non-cash impairment charges	—	6
Other operating activities	3	(18)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(60)	(129)
Prepaid expenses and other assets	(130)	(39)
Contract costs	(88)	(92)
Accounts payable and other liabilities	(78)	102
Contract liabilities	32	11
Net cash provided by operating activities	815	952

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(331)	(234)
Proceeds from sale of assets	175	—
Payments for acquisition of businesses, net of cash acquired	—	(281)
Distributions from unconsolidated affiliates	61	32
Purchases of investments	(8)	(227)
Proceeds from sale of investments	3	2
Net cash used in investing activities	(100)	(708)

Cash flows from financing activities
Debt proceeds	705	2,182
Debt repayments	(1,086)	(1,725)
Net proceeds from (repayments of) commercial paper and short-term borrowings	218	(56)
Proceeds from issuance of treasury stock	43	43
Purchases of treasury stock, including employee shares withheld for tax obligations	(544)	(742)
Settlement activity, net	(400)	(82)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(13)	(10)
Other financing activities	—	(3)
Net cash used in financing activities	(1,077)	(393)
Effect of exchange rate changes on cash and cash equivalents	(10)	(8)
Net change in cash and cash equivalents	(372)	(157)
Cash and cash equivalents, beginning balance	3,205	2,569
Cash and cash equivalents, ending balance	$2,833	$2,412

1     The company revised, for comparable purposes with the current period's presentation, the consolidated statement of cash flows presentation for the three months ended March 31, 2021 to include cash and cash equivalents within settlement assets as a component of total cash and cash equivalents.

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$863	$835
Trade accounts receivable – net	2,911	2,860
Prepaid expenses and other current assets	1,429	1,523
Settlement assets	13,240	13,652
Total current assets	18,443	18,870

Property and equipment – net	1,729	1,742
Customer relationships – net	9,482	9,991
Other intangible assets – net	3,960	4,018
Goodwill	36,538	36,433
Contract costs – net	840	811
Investments in unconsolidated affiliates	2,579	2,561
Other long-term assets	1,899	1,823
Total assets	$75,470	$76,249

Liabilities and Equity
Accounts payable and accrued expenses	$3,327	$3,550
Short-term and current maturities of long-term debt	552	508
Contract liabilities	611	585
Settlement obligations	13,240	13,652
Total current liabilities	17,730	18,295

Long-term debt	20,518	20,729
Deferred income taxes	3,983	4,172
Long-term contract liabilities	230	225
Other long-term liabilities	867	878
Total liabilities	43,328	44,299

Redeemable noncontrolling interests	164	278

Fiserv shareholders' equity	31,272	30,952
Noncontrolling interests	706	720
Total equity	31,978	31,672
Total liabilities and equity	$75,470	$76,249

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended March 31,
	2022	2021	Growth

Total Company
Adjusted revenue	$3,906	$3,557
Currency impact [2]	31	—
Acquisition adjustments	(11)	—
Divestiture adjustments	(6)	(17)
Organic revenue	$3,920	$3,540	11%

Acceptance
Adjusted revenue	$1,653	$1,397
Currency impact [2]	22	—
Acquisition adjustments	(11)	—
Divestiture adjustments	—	(5)
Organic revenue	$1,664	$1,392	20%

Fintech
Adjusted revenue	$778	$736
Currency impact [2]	1	—
Organic revenue	$779	$736	6%

Payments
Adjusted revenue	$1,469	$1,412
Currency impact [2]	8	—
Organic revenue	$1,477	$1,412	5%

Corporate and Other
Adjusted revenue	$6	$12
Divestiture adjustments	(6)	(12)
Organic revenue	$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 8-9) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2022	2021

Net cash provided by operating activities	$815	$952
Capital expenditures	(331)	(234)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(13)	(10)
Distributions from unconsolidated affiliates included in cash flows from investing activities	61	32
Severance, merger and integration payments	102	105
Tax payments on adjustments	(21)	(24)
Other	(10)	—
Free cash flow	$603	$821

Total Amortization [1]	Three Months Ended March 31,
	2022	2021

Acquisition-related intangible assets	$486	$521
Capitalized software and other intangibles	80	56
Purchased software	58	65
Financing costs and debt discounts	11	13
Sales commissions	25	24
Deferred conversion costs	16	12
Total amortization	$676	$691

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 7). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2022, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company's organic revenue growth outlook for 2022 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's Output Solutions postage reimbursements and includes deferred revenue purchase accounting adjustments. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth

2022 Revenue	7% - 9%
Output Solutions postage reimbursements	(1.0)%
2022 Adjusted revenue	6% - 8%

Currency impact	1.0%
Acquisition adjustments	(0.5)%
Divestiture adjustments	0.5%
2022 Organic revenue	7% - 9%

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2022 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses, and includes non-cash deferred revenue purchase accounting adjustments. The company completed First Data acquisition related integration activities as of December 31, 2021, and therefore does not expect to incur additional costs associated with the achievement of cost synergies related to the First Data acquisition, resulting in lower merger and integration costs in 2022. The company estimates that amortization expense in 2022 with respect to acquired intangible assets will approximate the amount incurred in 2021.
Other adjustments to the company’s financial measures that were incurred in 2021 and for the three months ended March 31, 2022, are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred in the remainder of 2022 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2022 is based on 2021 adjusted earnings per share performance.

2021 GAAP net income attributable to Fiserv	$1,334
Adjustments:
Merger and integration costs [1]	865
Severance costs [2]	81
Amortization of acquisition-related intangible assets [3]	1,982
Non wholly-owned entity activities [4]	51
Tax impact of adjustments [5]	(685)
Discrete tax items [6]	118
2021 adjusted net income	$3,746

Weighted average common shares outstanding - diluted	671.6

2021 GAAP earnings per share attributable to Fiserv	$1.99
Adjustments - net of income taxes:
Merger and integration costs [1]	0.99
Severance costs [2]	0.09
Amortization of acquisition-related intangible assets [3]	2.27
Non wholly-owned entity activities [4]	0.06
Discrete tax items [6]	0.18
2021 adjusted earnings per share	$5.58

2022 adjusted earnings per share outlook	$6.40 - $6.55
2022 adjusted earnings per share growth outlook	15% - 17%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with various acquisitions, primarily related to the First Data acquisition. First Data integration costs primarily include $370 million of third-party professional service fees associated with integration activities; $44 million of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; and $277 million of other integration-related compensation costs.
2Represents severance costs associated with the achievement of expense management initiatives, including those related to the First Data acquisition.
3Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts.
4Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest. This adjustment also includes net gains totaling $98 million related to the fair value remeasurement and sale of certain equity investments.
5The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the company's annual effective tax rate.
6Represents certain discrete tax items, such as foreign-derived intangible income tax benefits from a subsidiary restructuring and the revaluation of deferred taxes due to a change in the respective statutory tax rates in the United Kingdom and Argentina.
FISV-E
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